UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

NextCure, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38905	47-5231247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Virginia Manor Road, Suite 200 Beltsville, Maryland	20705
(Address of principal executive offices)	(Zip Code)

(240) 399-4900

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NXTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2020, the Board of Directors (the “Board”) of NextCure, Inc. (the “Company”) appointed John G. Houston, Ph.D. to the Board. Dr. Houston fills a vacancy created by the resignation of Judith J. Li from the Board on that date.

Director Resignation

Ms. Li resigned from the Board as a Class I director effective as of September 10, 2020. Ms. Li’s resignation from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

New Director Appointment

On September 10, 2020, the Board, following the recommendation of the nominating and corporate governance committee of the Board, elected Dr. Houston to fill the vacancy on the Board created by Ms. Li’s resignation, to serve as a Class I member of the Board until the Company’s 2023 annual meeting of stockholders and until his successor is duly elected and qualified or his earlier resignation, retirement, or removal. Dr. Houston has also been appointed as a member of the Nominating and Corporate Governance Committee of the Board.

Dr. Houston has served as president and chief executive officer of Arvinas, Inc. and a member of its board of directors since September 2017 and served as its president of research development and chief scientific officer from January 2017 to September 2017. He also currently serves on the boards of directors of privately held Oerth Bio, Cybrexa Therapeutics and BioCT. Prior to Arvinas, he spent more than 18 years at Bristol Myers Squibb Company (“BMS”) in roles of increasing responsibility and had accountability for all Discovery Biology disease teams, as well as various Discovery technology departments. He was the senior vice president of Specialty Discovery and R&D Site Development at BMS from September 2015 to August 2016 and previously worked in various roles across BMS’s Discovery Biology, Applied Biotechnology and Early Discovery Chemistry departments. Prior to joining BMS, he worked at Glaxo Welcome Research and Development in the United Kingdom, where he served as head of the Lead Discovery Unit. Dr. Houston obtained a B.Sc. in Medical Microbiology from Glasgow University and a Ph.D. in Microbial Biochemistry from Heriot-Watt University, Edinburgh.

Dr. Houston will be compensated for his service on the Board in accordance with the Company’s Non-Employee Director Compensation Program, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1. Additionally, the Company entered into a customary indemnification agreement with Dr. Houston in connection with his appointment to the Board.

Item 7.01	Regulation FD Disclosure.

On September 14, 2020, the Company issued a press release announcing Dr. Houston’s appointment to the Board and Ms. Li’s resignation. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Non-Employee Director Compensation Program.
99.1	Press release of NextCure, Inc. dated September 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTCURE, Inc.
Date: September 14, 2020
/s/ Steven P. Cobourn
Steven P. Cobourn
Chief Financial Officer